                                 AMENDMENT NO. 1
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDMENT NO. 1 dated as of June 9, 1994 (this "Amendment") to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 (the "Credit Agreement"), each among CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Company"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPANY, as agent for the Lenders, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement.

                              W I T N E S S E T H :

          WHEREAS, the Company no longer desires that the initial closing of the NME Acquisition involve at least seven of the Facilities listed on Schedule 2.13A to the NME Purchase Agreement or Facilities having at least the aggregate results of operations described in Section 2.13(a) (ii) of the NME Purchase Agreement; and

          WHEREAS, as a result thereof and for other certain reasons, the Company and NME desire to replace and substitute the NME Purchase Agreement with an Asset Sale Agreement (First Facilities) in the form of Exhibit A hereto (the "NME First Facilities Purchase Agreement") and an Asset Sale Agreement (Subsequent Facilities) in the form of Exhibit B hereto (the "NME Subsequent Facilities Purchase Agreement" and, together with the NME First Facilities Purchase Agreement, the "New NME Purchase Agreements");

          NOW THEREFORE, the parties hereto hereby agree as follows:


          Section 1. CONSENT TO NEW NME PURCHASE AGREEMENTS. The undersigned Lenders hereby consent to the execution and delivery by the Company of the New NME Purchase Agreements and the replacement and substitution of the New NME Purchase Agreements for the NME Purchase Agreement (other than the schedules thereto which shall survive as schedules to the New NME Purchase Agreements).

          Section 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) Section 3.3 (f) of the Credit Agreement is amended in its entirety to read as follows:

               "(f) The Restricted Commitment Amount shall automatically reduce to zero at such time as the Company and the Domestic Guarantors have acquired Facilities pursuant to the NME Purchase Agreement having aggregate results of operations of at least $27,000,000. For purposes of this Section 3.3(f), a Facility acquired pursuant to the NME Purchase Agreement shall be deemed to have the results of operations set forth as such Facility's "Unaudited & Projected FY 1994 EBITDA" on Schedule 2.13B to the NME Purchase Agreement, as such Schedule was in effect on March 29, 1994."

          (b) Section 4.2(h) of the Credit Agreement is amended by (i) replacing the word "the" in the third line of such Section with the word "either", (ii) inserting the word "either" after the word "under" in the fourth line of such Section, and (iii) replacing the word "thereof" in the fifth line of such Section with the words "of either NME Purchase Agreement".

          (c) Section 7.1(i) of the Credit Agreement is amended by replacing the word "the" in clause (A) thereof with the word "either".

          (d) Section 7.1(j) of the Credit Agreement is amended by (i) replacing the words "the NME Purchase Agreement has not" in clause (C) thereof with the words "neither NME Purchase Agreement has", and (ii) replacing the second "the" in clause (E) thereof with the word "either".

          (e) Section 8.2(a) of the Credit Agreement is amended by (i) replacing the amount "225,000,000" in clause (ii) thereof with the amount "$220,000,000", (ii) replacing the words "the NME Purchase Agreement" in the third line thereof with the words "the applicable NME Purchase Agreement", and
(iii) replacing the words "the NME Purchase Agreement" in each of clauses (i) and (iv) thereof with the words "either NME Purchase Agreement".

          (f) Section 8.11(d) of the Credit Agreement is amended by (i) replacing the word "the" in each of the first and fifth lines thereof with the word "either", and (ii) inserting the parenthetical "(other than as a result of the exercise by the Company of any of its rights under clauses (A) and (B) of the proviso to Section 2.13(a) of the NME First Facilities Purchase Agreement)" before the word "or" in the second line thereof and after the word "Company" in the fourth line thereof.

          (g)  Section 10 of the Credit Agreement is amended as follows:

               (i) The definition therein of the term "Acquired NME Facilities EBITDA" is amended by replacing the words "to the" in the fourth line thereof with the words "to a".

               (ii) The definition therein of the term "Initial NME Acquisition Closing" is amended in its entirety to read as follows::

               "'INITIAL NME ACQUISITION CLOSING' means the consummation in accordance with the NME First Facilities Purchase Agreement of the purchase by the Company and the Domestic Guarantors from NME and its Subsidiaries of Facilities having at least the aggregate amount of results of operations described in Section 2.13(a) (ii) of the NME First Facilities Purchase Agreement (without giving effect to any amendment or other modification to such agreement, but after giving effect to any reductions to such amount pursuant to the proviso to such Section 2.13(a))."

               (ii) The definition therein of the term "NME Purchase Agreement" is deleted, and the following is inserted after the definition therein of the term "NME Acquisition":

               "'NME FIRST FACILITIES PURCHASE AGREEMENT' means the Asset Sale Agreement (First Facilities) dated as of March 29, 1994 between NME, as seller, and the Company, as purchaser (including, without limitation, the schedules and exhibits thereto), as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.11.

               'NME SUBSEQUENT FACILITIES PURCHASE AGREEMENT' means the Asset Sale Agreement (Subsequent Facilities) dated as of March 29, 1994 between NME, as seller, and the Company, as purchaser (including, without limitation, the schedules and exhibits thereto), as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.11.

               'NME PURCHASE AGREEMENT' means the NME First Facilities Purchase Agreement and the NME Subsequent Facilities Purchase Agreement."

          Section 3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) the execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its assets, except where such contravention would not have a Material Adverse Effect, or (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect;

          (b) this Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

          (c) the schedules to the NME Purchase Agreement have not been amended or otherwise modified since March 29, 1994, and all such schedules (other than Schedule 2.13A which is being terminated) are the sole schedules to the New NME Purchase Agreements.

          Section 4. EFFECTIVENESS. This Amendment shall become effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, the Subsidiaries of the Company that are parties to the Subsidiary Guaranty and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

          Section 5. STATUS OF CREDIT DOCUMENTS. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and except as expressly modified hereby, the terms, provisions and conditions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

          Section 6. COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Amendment No. 1 to the Second Amended and Restated Credit Agreement as of the date first above written.


                                   CHARTER MEDICAL CORPORATION


                                   By:  /s/ James R. Bedenbaugh
                                      --------------------------
                                      Name:  James R. Bedenbaugh
                                      Title:  Treasurer


                                   BANKERS TRUST COMPANY,
                                     as Agent and a Lender


                                   By:  /s/ Robert C. Megan
                                      --------------------------
                                      Name:  Robert C. Megan
                                      Title:  Vice President


                                   FIRST UNION NATIONAL BANK OF
                                     NORTH CAROLINA, as Co-Agent
                                     and a Lender


                                   By:  /s/John W. Ransom
                                      --------------------------
                                      Name:  John W. Ransom
                                      Title:  Vice President


                                   BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION


                                   By:  /s/ R.A. Williamson
                                      --------------------------
                                      Name:  R.A. Williamson
                                      Title:  Vice President
                                              Area Merchant Finance

                                   DRESDNER BANK AG, New York
                                     Branch and Cayman Branch


                                   By:  /s/ A.M. Pistilli
                                      --------------------------
                                      Name:  A.M. Pistilli
                                      Title:  Senior Vice President


                                   GENERAL ELECTRIC CAPITAL
                                     CORPORATION


                                   By:  /s/ Brian G. Reynolds
                                      --------------------------
                                      Name:  Brian G. Reynolds
                                      Title:  Senior Vice President


                                   THE MITSUBISHI BANK, LIMITED,
                                     New York Branch


                                   By:  /s/ Hiroaki Fuchida
                                      --------------------------
                                      Name:  Hiroaki Fuchido
                                      Title:  Vice President and
                                              Manager


Consented and agreed to by
each of the entities
listed on Schedule I hereto:


By:  /s/ Charlotte A. Sanford
   ------------------------------
   Name:  Charlottte A. Sanford
   Title:  Treasurer
           of each of the entities
           listed on Schedule I hereto
           or as Director of Charter Medical of England Limited

                                  SCHEDULE I TO
                                AMENDMENT NO.1 TO
                   SECOND AMENDED & RESTATED CREDIT AGREEMENT


      DOMESTIC SUBSIDIARIES:
      ----------------------

           1.  Ambulatory Resources, Inc.
           2.  Atlanta MOB, Inc.
           3.  Beltway Community Hospital, Inc.
           4.  CCM, Inc.
           5.  Charter Alvarado Behavioral Health System, Inc.
           6.  Charter Appalachian Hall Behavioral Health System, Inc.
           7.  Charter Arbor Indy Behavioral Health System, Inc.
           8.  Charter Augusta Behavioral Health System, Inc.
           9.  Charter Bay Harbor Behavioral Health System, Inc.
          10.  Charter Beacon Behavioral Health System, Inc.
          11.  Charter Behavioral Health System at Fair Oaks, Inc.
          12.  Charter Behavioral Health System at Hidden Brook, Inc.
          13.  Charter Behavioral Health System at Los Altos, Inc.
          14.  Charter Behavioral Health System at Potomac Ridge, Inc.
          15.  Charter Behavioral Health System at Warwick Manor, Inc.
          16.  Charter Behavioral Health System of Athens, Inc.
          17.  Charter Behavioral Health System of Austin, Inc.
          18.  Charter Behavioral Health System of Baywood, Inc.
          19.  Charter Behavioral Health System of Bradenton, Inc.
          20.  Charter Behavioral Health System of Canoga Park, Inc.
          21.  Charter Behavioral Health System of Central Georgia, Inc.
          22.  Charter Behavioral Health System of Charleston, Inc.
          23.  Charter Behavioral Health System of Charlottesville, Inc.
          24.  Charter Behavioral Health System of Chicago, Inc.
          25.  Charter Behavioral Health System of Chula Vista, Inc.
          26.  Charter Behavioral Health System of Columbia, Inc.
          27.  Charter Behavioral Health System of Corpus Christi, Inc.
          28.  Charter Behavioral Health System of Dallas, Inc.
          29.  Charter Behavioral Health System of Evansville, Inc.
          30.  Charter Behavioral Health System of Fort Worth, Inc.
          31.  Charter Behavioral Health System of Jackson, Inc.
          32.  Charter Behavioral Health System of Jacksonville, Inc.
          33.  Charter Behavioral Health System of Jefferson, Inc.
          34.  Charter Behavioral Health System of Kansas City, Inc.
          35.  Charter Behavioral Health System of Lafayette, Inc.
          36.  Charter Behavioral Health System of Lake Charles, Inc.
          37.  Charter Behavioral Health System of Lakewood, Inc.
          38.  Charter Behavioral Health System of Michigan City, Inc.
          39.  Charter Behavioral Health System of Mobile, Inc.
          40.  Charter Behavioral Health System of Nashua, Inc.

          41.  Charter Behavioral Health System of Nevada, Inc.
          42.  Charter Behavioral Health System of New Mexico, Inc.
          43.  Charter Behavioral Health System of Northern California, Inc.
          44.  Charter Behavioral Health System of Northwest Arkansas, Inc.
          45.  Charter Behavioral Health System of Northwest Indiana, Inc.
          46.  Charter Behavioral Health System of Paducah, Inc.
          47.  Charter Behavioral Health System of Rockford, Inc.
          48.  Charter Behavioral Health System of San Jose, Inc.
          49.  Charter Behavioral Health System of Savannah, Inc.
          50.  Charter Behavioral Health System of Southern California, Inc.
          51.  Charter Behavioral Health System of Tampa Bay, Inc.
          52.  Charter Behavioral Health System of Texarkana, Inc.
          53.  Charter Behavioral Health System of the Inland Empire, Inc.
          54.  Charter Behavioral Health System of Toledo, Inc.
          55.  Charter Behavioral Health System of Tucson, Inc.
          56.  Charter Behavioral Health System of Virginia Beach, Inc.
          57.  Charter Behavioral Health System of Visalia, Inc.
          58.  Charter Behavioral Health System of Washington D.C., Inc.
          59.  Charter Behavioral Health System of Waverly, Inc.
          60.  Charter Behavioral Health System of Winston-Salem, Inc.
          61.  Charter Behavioral Health System of Yorba Linda, Inc.
          62.  Charter Behavioral Health Systems of Atlanta, Inc.
          63.  Charter Brawner Behavioral Health System, Inc.
          64.  Charter Canyon Behavioral Health System, Inc.
          65.  Charter Canyon Springs Behavioral Health System, Inc.
          66.  Charter Centennial Peaks Behavioral Health System, Inc.
          67.  Charter Colonial Institute, Inc.
          68.  Charter Community Hospital, Inc.
          69.  Charter Community Hospital of Des Moines, Inc.
          70.  Charter Contract Services, Inc.
          71.  Charter Cove Forge Behavioral Health System, Inc.
          72.  Charter Crescent Pines Behavioral Health System, Inc.
          73.  Charter Fairbridge Behavioral Health System, Inc.
          74.  Charter Fairmount Behavioral Health System, Inc.
          75.  Charter Fenwick Hall Behavioral Health System, Inc.
          76.  Charter Financial Offices, Inc.
          77.  Charter Forest Behavioral Health System, Inc.
          78.  Charter Grapevine Behavioral Health System, Inc.
          79.  Charter Greensboro Behavioral Health System, Inc.
          80.  Charter Health Management of Texas, Inc.
          81.  Charter Hospital of Columbus, Inc.
          82.  Charter Hospital of Denver, Inc.
          83.  Charter Hospital of Ft. Collins, Inc.

          84.  Charter Hospital of Laredo, Inc.
          85.  Charter Hospital of Miami, Inc.
          86.  Charter Hospital of Mobile, Inc.
          87.  Charter Hospital of Northern New Jersey, Inc.
          88.  Charter Hospital of Santa Teresa, Inc.
          89.  Charter Hospital of St. Louis, Inc.
          90.  Charter Hospital of Torrance, Inc.
          91.  Charter Indianapolis Behavioral Health System, Inc.
          92.  Charter Lafayette Behavioral Health System, Inc.
          93.  Charter Lakehurst Behavioral Health System, Inc.
          94.  Charter Lakeside Behavioral Health System, Inc.
          95.  Charter Laurel Heights Behavioral Health System, Inc.
          96.  Charter Laurel Oaks Behavioral Health System, Inc.
          97.  Charter Linden Oaks Behavioral Health System, Inc.
          98.  Charter Little Rock Behavioral Health System, Inc.
          99.  Charter Louisville Behavioral Health System, Inc.
         100.  Charter Meadows Behavioral Health System, Inc.
         101.  Charter Medfield Behavioral Health System, Inc.
         102.  Charter Medical Executive Corporation
         103.  Charter Medical Information Services, Inc.
         104.  Charter Medical International, S.A., Inc.
         105.  Charter Medical Management Company
         106.  Charter Medical of East Valley, Inc.
         107.  Charter Medical of North Phoenix, Inc.
         108.  Charter Medical of Orange County, Inc.
         109.  Charter Medical - California, Inc.
         110.  Charter Medical - Clayton County, Inc.
         111.  Charter Medical - Cleveland, Inc.
         112.  Charter Medical - Dallas, Inc.
         113.  Charter Medical - Long Beach, Inc.
         114.  Charter Medical - New York, Inc.
         115.  Charter Medical Mental Health Options, Inc.
         116.  Charter Medical Mid-South Behavioral Health System, Inc.
         117.  Charter Milwaukee Behavioral Health System, Inc.
         118.  Charter Mission Viejo Behavioral Health System, Inc.
         119.  Charter MOB of Charlottesville, Inc.
         120.  Charter North Behavioral Health System, Inc.
         121.  Charter North Counseling Center, Inc.
         122.  Charter Northbrooke Behavioral Health System, Inc.
         123.  Charter Northridge Behavioral Health System, Inc.
         124.  Charter Northside Hospital, Inc.
         125.  Charter Oak Behavioral Health System, Inc.
         126.  Charter of Alabama, Inc.

         127.  Charter Palms Behavioral Health System, Inc.
         128.  Charter Peachford Behavioral Health System, Inc.
         129.  Charter Pines Behavioral Health System, Inc.
         130.  Charter Plains Behavioral Health System, Inc.
         131.  Charter Psychiatric Hospitals, Inc.
         132.  Charter Real Behavioral Health System, Inc.
         133.  Charter Regional Medical Center, Inc.
         134.  Charter Richmond Behavioral Health System, Inc.
         135.  Charter Ridge Behavioral Health System, Inc.
         136.  Charter Rivers Behavioral Health System, Inc.
         137.  Charter San Diego Behavioral Health System, Inc.
         138.  Charter Serenity Lodge Behavioral Health System, Inc.
         139.  Charter Sioux Falls Behavioral Health System, Inc.
         140.  Charter South Bend Behavioral Health System, Inc.
         141.  Charter Springs Behavioral Health System, Inc.
         142.  Charter Springwood Behavioral Health System, Inc.
         143.  Charter Surburban Hospital of Mesquite, Inc.
         144.  Charter Terre Haute Behavioral Health System, Inc.
         145.  Charter Thousand Oaks Behavioral Health System, Inc.
         146.  Charter Tidewater Behavioral Health System, Inc.
         147.  Charter Treatment Center of Michigan, Inc.
         148.  Charter Westbrook Behavioral Health System, Inc.
         149.  Charter White Oak Behavioral Health System, Inc.
         150.  Charter Wichita Behavioral Health System, Inc.
         151.  Charter Woods Behavioral Health System, Inc.
         152.  Charter Woods Hospital, Inc.
         153.  Charter-Provo School, Inc.
         154.  Charterton/LaGrange, Inc.
         155.  Charter-By-The-Sea Behavioral Health System, Inc.
         156.  CMCI, Inc.
         157.  CMFC, Inc.
         158.  CMSF, Inc.
         159.  CPS Associates, Inc.
         160.  C.A.C.O. Services, Inc.
         161.  Desert Springs Hospital, Inc.
         162.  Employee Assistance Services, Inc.
         163.  Florida Health Facilities, Inc.
         164.  Gulf Coast EAP Services, Inc.
         165.  Gwinnett Immediate Care Center, Inc.
         166.  HCS, Inc.
         167.  Holcomb Bridge Immediate Care Center, Inc.
         168.  Hospital Investors, Inc.
         169.  Mandarin Meadows, Inc.

         170.  Metropolitan Hospital, Inc.
         171.  Middle Georgia Hospital, Inc.
         172.  Pacific-Charter Medical, Inc.
         173.  Peachford Professional Network, Inc.
         174.  Rivoli, Inc.
         175.  Shallowford Community Hospital, Inc.
         176.  Sistemas De Terapia Respiratoria S.A., Inc.
         177.  Stuart Circle Hospital Corporation
         178.  Tampa Bay Behavioral Health Alliance, Inc.
         179.  Western Behavioral Systems, Inc.
         180.  Schizophrenia Treatment and Rehabilitation, Inc.


FOREIGN SUBSIDIARIES:
- ---------------------

           1.  Charter Medical (Cayman Islands) Ltd.
           2.  Charter Medical International, Inc.
           3.  Charter Medical of England Limited
           4.  Charter Medical of Puerto Rico, Inc.